AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2012

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RUBICON TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	36-4419301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 East Green Street

Bensenville, Illinois 60106

(847) 295-7000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

RUBICON TECHNOLOGY, INC. 2007 STOCK INCENTIVE PLAN

(Full Title of Plan)

Raja M. Parvez

President and Chief Executive Officer

900 East Green Street

Bensenville, Illinois 60106

(847) 295-7000

(Name, address, including zip code, and telephone

number, including area, code, of agent for service)

Copies to:

Leland E. Hutchinson

Matthew F. Bergmann

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,100,000	$9.25	$19,425,000	$2,227

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions under the Rubicon Technology, Inc. 2007 Stock Incentive Plan, as amended and restated effective March 23, 2011.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the price of $9.25 per share, which represents the average high and low prices per share of the registrant’s common stock as reported on the NASDAQ Global Market on March 13, 2012.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 2,100,000 shares of the common stock of Rubicon Technology Inc., a Delaware Corporation (the “Registrant”), par value $0.001 per share, which are securities of the same class and relate to the same employee benefit plan, the Rubicon Technology, Inc. 2007 Stock Incentive Plan, as amended and restated effective March 23, 2011 (the “Plan”), as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2007 (File No. 333-147552), which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents previously filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement as of their respective dates:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 001-33834), filed with the Commission on March 15, 2012;

(b) The Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2012 (File No. 001-33834);

(c) The description of the Registrant’s Common Stock set forth under the heading “Description of Capital Stock” on page 4 of the Registrant’s registration statement on Form S-3 (File No. 333-167272) filed with the Commission on June 3, 2010, including any amendment or report filed for the purpose of updating such description;

other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents (except for the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K), are not deemed filed or are not regarded to be incorporated by reference herein).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description

3.1	Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 (File No. 333-145880), filed on November 1, 2007).

3.2	Amendment No. 1 to Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 29, 2011 (File No. 1-33834))

3.3	Amended and Restated Bylaws of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 (File No. 333-145880), filed on November 1, 2007).

4.1	Rubicon Technology, Inc. 2007 Stock Incentive Plan, as amended and restated effective March 23, 2011 (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 29, 2011).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Winston & Strawn LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to the Registration Statement).

*	Filed herewith

REGISTRANT SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bensenville, State of Illinois, on March 19, 2012.

RUBICON TECHNOLOGY, INC.

By:	/s/ Raja M. Parvez
Raja M. Parvez
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Rubicon Technology, Inc. (the “Registrant”), hereby severally constitute and appoint Raja M. Parvez and William F. Weissman and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)	Date

/s/ Raja M. Parvez Raja M. Parvez	Chief Executive Officer, President and Director (Principal Executive Officer)	March 19, 2012

/s/ William F. Weissman William F. Weissman	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	March 19, 2012

/s/ Don N. Aquilano Don N. Aquilano	Chairman of the Board	March 19, 2012

/s/ Donald R. Caldwell Donald R. Caldwell	Director	March 19, 2012

/s/ Michael E. Mikolajczyk Michael E. Mikolajczyk	Director	March 19, 2012

/s/ Raymond J. Spencer Raymond J. Spencer	Director	March 19, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 (File No. 333-145880), filed on November 1, 2007).

3.2	Amendment No. 1 to Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 29, 2011 (File No. 1-33834))

3.3	Amended and Restated Bylaws of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 (File No. 333-145880), filed on November 1, 2007).

4.1	Rubicon Technology, Inc. 2007 Stock Incentive Plan, as amended and restated effective March 23, 2011 (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 29, 2011).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Winston & Strawn LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to the Registration Statement).

*	Filed herewith

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